UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2008

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 21, 2008, Ruby Tuesday, Inc. (the “Registrant”), entered into a Second Amendment to Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) dated February 28, 2007 by and among the Registrant, the lenders, and Bank of America, N.A. as Administrative Agent, Issuing Bank and Swingline Lender. The amendment amends financial covenants regarding minimum fixed charge coverage ratio and adjusted total debt to earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”). The amendment also provides for required debt amortization, an increase in interest rates and adjustments to prepayment obligations under the Credit Agreement. Under the terms of the amendment, the Registrant may not engage in the repurchase of stock or the payment of dividends until the Registrant achieves certain leverage thresholds for two consecutive fiscal quarters.

Also on May 21, 2008, the Registrant entered into a Fourth Amendment to Amended and Restated Loan Facility Agreement and Guaranty (the “Loan Facility”) dated November 19, 2004 by and among the Registrant as Sponsor, Bank of America, N.A. as Servicer and the participants. The amendment amends financial covenants regarding minimum fixed charge coverage ratio and adjusted total debt to EBITDAR and provides for an increase in interest rates under the Loan Facility.

Further, on May 21, 2008, the Registrant entered into an Amended and Restated Note Purchase Agreement (“Note Agreement”) by and among the institutional investors party thereto. The agreement restates financial covenants regarding minimum fixed charge coverage ratio and adjusted total debt to EBITDAR. The amendment also provides for required debt amortization, an increase in interest rates and adjustments to prepayment obligations under the Note Agreement. Similar to the Credit Agreement, the Registrant may not engage in the repurchase of stock or the payment of dividends until the Registrant achieves certain leverage thresholds for two consecutive fiscal quarters.

In connection with the Credit Agreement, Loan Facility and Note Agreement, on May 21, 2008, the Registrant entered into a Pledge Agreement (the “Pledge Agreement”) by and among certain subsidiaries of Registrant (with Registrant, the “Pledgors”) and the creditors pursuant to the Credit Agreement, Loan Facility and Note Agreement by which the Pledgors pledged certain subsidiary equity interests as security for the repayment of Registrant’s obligations under the Credit Agreement, Loan Facility and Note Agreement.

Also in connection with the Credit Agreement, Loan Facility and Note Agreement, on May 21, 2008, the Registrant acknowledged the entry into an Intercreditor and Collateral Agency Agreement (the “Intercreditor Agreement”) by and among Bank of America, N.A. as Collateral Agent and the lenders and institutional investors under the Credit Agreement, Loan Facility and Note Agreement. The Intercreditor Agreement defines the rights and obligations of the lenders and note holders as secured parties to the Credit Agreement, Loan Facility and Note Agreement.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

10.1

Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of May 21, 2008, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender.

10.2

Fourth Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of May 21, 2008, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants.

10.3	Amended and Restated Note Purchase Agreement, dated as of May 21, 2008, by and among Ruby Tuesday, Inc. and the institutional investors thereto.

10.4	Pledge Agreement, dated as of May 21, 2008, by and among Ruby Tuesday, Inc., the Pledgors and Bank of America, N.A. as Collateral Agent under the Intercreditor Agreement for the Secured Creditors.

10.5

Intercreditor and Collateral Agency Agreement, dated as of May 21, 2008, by and among Bank of America, N.A., as Collateral Agent, Administrative Agent for the Revolving Credit Facility on behalf of the Revolving Credit Facility Lenders, Servicer for the Franchise Loan Facility on behalf of the Franchise Loan Facility Participants, and the Institutional Investors as Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By:_/s/ Marguerite N. Duffy_

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: May 22, 2008